Exhibit 99

SLB Completes Acquisition of ChampionX

Enhanced portfolio drives innovation in production and reservoir recovery, expands SLB’s presence in high-growth vertical, and accelerates digital adoption

HOUSTON, July 16, 2025 — SLB (NYSE: SLB) announced today that it has closed its previously announced acquisition of ChampionX Corporation. Under the terms of the agreement, ChampionX shareholders received 0.735 shares of SLB common stock in exchange for each ChampionX share. With the closing of the transaction, former ChampionX shareholders now own approximately 9% of SLB’s outstanding shares of common stock.

This strategic acquisition strengthens SLB’s leadership in the production and recovery space. The integration of ChampionX production chemicals and its complementary artificial lift, digital, and emissions technologies enhances the SLB portfolio, helping to drive performance and extend asset life along the production lifecycle. The combination of ChampionX’s leading production-focused solutions and customer relationships throughout North America and beyond, with SLB’s strong international presence and history of innovation, will drive significant value for customers and stakeholders globally. The acquisition also brings together two distinct sets of experts with domain knowledge and customer insights across the entire production and recovery space.

“This acquisition comes at a pivotal time in the industry as our customers increasingly prioritize advancements in production to maximize recovery of oil and gas,” said Olivier Le Peuch, chief executive officer of SLB. “This move expands SLB’s presence in this important, less cyclical, and growing market that aligns closely with our returns-focused, capital-light core growth strategy. It extends our capability to provide integrated production solutions and provides another platform for accelerating digital adoption, optimizing production and reducing total cost of ownership for our customers.”

SLB remains on track to return $4 billion to shareholders in 2025 and expects to realize annual pretax synergies from the ChampionX acquisition of approximately $400 million within the first three years post-closing through revenue growth and cost savings.

About SLB

SLB (NYSE: SLB) is a global technology company that drives energy innovation for a balanced planet. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

Media	Investors
Josh Byerly – SVP of Communications Moira Duff – Director of External Communications Tel: +1 (713) 375-3407 media@slb.com	James R. McDonald – SVP of Investor Relations & Industry Affairs Joy V. Domingo – Director of Investor Relations Tel: +1 (713) 375-3535 investor-relations@slb.com

Cautionary Statement Regarding Forward-Looking Statements:

This press release, as well as other statements we make, contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook; growth for SLB as a whole and for each of its Divisions (and for specified business lines, geographic areas, or technologies within each Division); the benefits of the ChampionX acquisition, including the ability of SLB to integrate the ChampionX business successfully and to achieve anticipated synergies and value creation from the acquisition; oil and natural gas demand and production growth; oil and natural gas prices; forecasts or expectations regarding energy transition and global climate change; improvements in operating procedures and technology; capital expenditures by SLB and the oil and gas industry; our business strategies, including digital and “fit for basin,” as well as the strategies of our customers; our capital allocation plans, including dividend plans and share repurchase programs; our APS projects, joint ventures, and other alliances; the impact of ongoing or escalating conflicts on global energy supply; access to raw materials; future global economic and geopolitical conditions; future liquidity, including free cash flow; and future results of operations, such as margin levels. These statements are subject to risks and uncertainties, including, but not limited to, changing global economic and geopolitical conditions; changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers and suppliers; the inability to achieve our financial and performance targets and other forecasts and expectations; the inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays, or cancellations; challenges in our supply chain; production declines; the extent of future charges; the inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in this press release and our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Forward-looking and other statements in this press release regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social, and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Statements in this press release are made as of the date of this release, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.